EXHIBIT 1
                     REPUBLIC SECURITY FINANCIAL CORPORATION
                             (a Florida corporation)

                        _________ SHARES OF COMMON STOCK
    ________ SHARES OF ___% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES C

                             UNDERWRITING AGREEMENT

                                                                October __, 1995
RYAN, BECK & CO.
80 Main Street
West Orange, New Jersey 07052

Dear Sirs:

         Republic Security Financial Corporation, a Florida corporation ("Republic" or the "Company"), proposes to issue and sell Ryan, Beck & Co. (the "Underwriter"), ____________ shares of the Company's Common Stock, $.01 par value (the "Common Stock") and _____________ shares of the Company's ___% Cumulative Convertible Preferred Stock, Series C (the "Series C Preferred"). The Company also grants to the Underwriter the options described in Section 2 to purchase all or any part of _____________ additional shares of Common Stock and ___________ additional shares of Series C Preferred to cover over-allotments. The aforesaid ___________ shares of Common Stock and ____________ shares of Preferred Stock (the "Initial Shares"), together with all or any part of the ____________ additional shares of Common Stock and _________ additional shares of Preferred Stock (together, the "Option Shares") subject to the options described in Section 2, are collectively herein called the "Shares". The Shares are more fully described in the Prospectus (as hereinafter defined).

         The public offering prices per share for the Common Stock and the Series C Preferred and the purchase prices per share for the Common Stock and the Series C Preferred shall be agreed upon by the Company and the Underwriter, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the


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date of the execution and delivery of the Price Determination Agreement, this
Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the Price Determination Agreement.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 33-62847) covering the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of the Price Determination Agreement. The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it becomes effective but that is deemed, pursuant to Rule 430A(b), to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information". Each prospectus used before the time such registration statement becomes effective, and any prospectus that omits the Rule 430A Information that is used after such effectiveness and prior to the execution and delivery of the Price Determination Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto, as amended at the time it becomes effective and including, if applicable, the Rule 430A Information, is herein called the "Registration Statement", and the prospectus, included in the Registration Statement at the time it becomes effective is herein called the "Prospectus" except that, if the final prospectus first furnished to the Underwriter after the execution of the Price Determination Agreement for use in connection with the offering of the Shares differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus first furnished to the Underwriter for such use.

         The Company understands that the Underwriter proposes to make a public offering of the Shares as soon as you deem advisable after the Registration Statement becomes effective and the Price Determination Agreement has been executed and delivered.

         Section 1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to and agrees with the Underwriter that:

         (i) The Company and each of its subsidiaries (the
"Subsidiaries") has been duly incorporated or organized and each is validly existing as a corporation or a thrift institution in good standing under the laws of the jurisdiction of its incorporation or organization, with corporate power and authority to own its properties and conduct its business as described in the Prospectus (as hereinafter defined), as the case may be; and the Company and each

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Subsidiary is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the location of their respective properties or the character of their respective operations makes such qualification necessary and where the failure to so qualify would have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Other than with respect to the Subsidiaries, the Company does not directly or indirectly own, control or have the power to vote five percent (5%) or more of the outstanding shares of any class of voting securities of any bank, corporation, business trust or similar entity except for any such shares that the Bank may hold in a fiduciary capacity or any such shares acquired by the Bank in connection with pledges in respect of its lending activities. A "voting security" for the purposes of this Agreement means a security which entitles the holder thereof to vote in the election of directors.

         (ii) The Company is duly registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"). The Company and its Subsidiaries are in material compliance with and conduct their respective businesses in conformity with the HOLA and all other laws, ordinances, rules and regulations applicable to their respective businesses, except for such noncompliance with laws or regulations as would not have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, and for such noncompliance as is disclosed in the Prospectus (as hereinafter defined) or referred to in the Regulatory Agreements (as hereinafter defined).

         (iii) Republic has duly authorized capital stock as set forth under the heading "Capitalization" in the Prospectus (as hereinafter defined). All of the respective outstanding capital stock and warrants of Republic and the outstanding capital stock of its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable; and all of the outstanding capital stock and warrants of Republic conforms in all material respects to the descriptions thereof contained in the Prospectus. The Company owns all of the outstanding capital stock of the Republic Security Bank (the "Bank") and Data Systems Leasing, Inc. ("Data Systems") and the Bank owns, directly or indirectly, all of the outstanding capital stock of all other Subsidiaries and there are no rights, warrants or options outstanding granted by the Bank or the other Subsidiaries to acquire any such stock. Other than as set forth in the Prospectus, all outstanding capital stock of the Subsidiaries is so owned free and clear of any liens, encumbrances, claims or liabilities. Other than as set forth in the Prospectus, or the options heretofore issued pursuant to stock option plans of the Company, there are no outstanding rights, warrants or options granted by Republic to purchase its capital stock.

         (iv) The Company has prepared and filed with the Securities and Exchange Commission, the Registration Statement for the registration of the Shares under the 1933 Act, and the Registration Statement has been declared effective by the Commission on _______ __, 1995. Copies of the Registration Statement (including any amendments or supplements thereto) and the Prospectus (including any amendments or supplements thereto) have been delivered to you.


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         (v) The Commission has not issued any order preventing or
suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement.

         (vi) The Company meets the requirements for use of Form S-1 under the 1933 Act and when the Registration Statement on such form shall become effective and at all times subsequent thereto up to the Closing Time referred to below (and, if any Option Shares are purchased, up to the Date of Delivery referred to below), (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act; (B) neither the Registration Statement nor any amendment nor supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter through you expressly for use in the Registration Statement or the Prospectus.

         (vii) Ernst & Young, LLP, who is reporting upon the audited consolidated financial statements of the Company included in the Registration Statement, are independent public accountants as required by the 1933 Act.

         (viii) Except as set forth in the Registration Statement and Prospectus, there are no examinations, actions, suits or proceedings pending before any court, Bank Regulatory Agency (as hereinafter defined) or other governmental agency, authority or body to which the Company or any Subsidiary is a party or to which the business or property of the Company or any Subsidiary is the subject that are required by the 1933 Act to be described in the Registration Statement and Prospectus or, if decided adversely to the Company or any Subsidiary, reasonably would be expected to have a material adverse effect on the business or financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, and, to the best of the Company's knowledge, no such actions, suits or proceedings are threatened. All agreements not entered into the ordinary course of business, orders, consents to entry of an order, stipulations, directives, memoranda of understanding or written commitments (hereinafter referred to as "Regulatory Agreements") currently in effect involving (x) the Company or the Bank on the one hand, and (y) any of the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation (the "FDIC") or any other regulatory agency with jurisdiction over the activities of the Company and/or the Bank (collectively, the "Bank Regulatory Agencies"), on the other hand, are described in all material respects in the Registration Statement and Prospectus.

         (ix) The Shares have been duly and validly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability by reason of being such a holder; such

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Shares are not subject to the preemptive rights of any stockholder of the
Company; and all corporate action required to be taken for the authorization, issue and sale of the Shares has been validly and sufficiently taken.

         (x) Neither the Company nor the Bank is in violation of its charter and bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Bank, considered as one enterprise. The issuance and sale of the Common Stock, Series C Preferred and, if necessary, the Option Shares, and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, debt agreement, Regulatory Agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company and its Subsidiaries is bound or to which any of the property or assets of the Company of any Subsidiary is subject; nor will such action result in any violation by the Company of the provisions of the Articles of Incorporation, or the Bylaws of the Company or the charter, bylaws or similar governing document of any of its Subsidiaries or any statute, order, rule or regulation of any court, Bank Regulatory Agency, or other governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties (other than with respect to any "change in control" provisions of any banking statutes, orders, rules or regulations, as to which, to the Company's knowledge, such action will not result in any violation); and the Company has all such power and authority as may be required, and all authorizations, approvals and orders as may be required to be obtained from any Bank Regulatory Agency or other governmental agency or body, for the issuance and sale, as the case may be, of the Common Stock and Series C Preferred and, if necessary, the Option Shares, or the consummation by the Company of the other transactions contemplated by this Agreement, and such issuances are not and shall not be in violation of any preemptive right of shareholders under the Company's Articles of Incorporation, as amended, or otherwise under Florida or other applicable law.

         (xi) Between the respective dates as of which information is given in the Registration Statement and Prospectus and the date hereof (and as of the Time of Delivery for purposes of Section 6(a) hereof), and except as set forth in or contemplated by the Prospectus, the Company (including its Subsidiaries, as the case may be) has not (i) incurred any liability or obligation, direct or contingent, or entered into any transaction, other than in the ordinary course of its business, or (ii) experienced any decrease in the number of the outstanding shares of the Company's capital stock, any material increase in the Company's long-term debt, any material increase or decrease in the Company's allowance for loan losses or any material loan charge-offs, or (iii) effected the issuance of options, warrants or

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rights to purchase its capital stock, or (iv) experienced any material adverse change in the market for its Common Stock or its financial condition or results of operations, or (v) become a party to, or had its business or property become the subject of, any litigation or Regulatory Agreement the result of which, in any such case described in clauses (i) through (v), would have a material adverse effect upon the financial condition or results of operations of the Company.

         (xii) The financial statements (including the notes thereto) relating to the Company and the Subsidiaries, included in the Registration Statement and Prospectus, fairly present the consolidated statements of financial condition, consolidated statements of operations, consolidated statements of changes in stockholders' equity, and consolidated statements of cash flows of the Company and its Subsidiaries as of the dates and for the periods therein set forth, and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act. All such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the Registration Statement and Prospectus.

         (xiii) The Company has full legal right, corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by you, constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

         (xiv) The Company and each Subsidiary has valid and binding leases or good and marketable title free and clear of all liens, encumbrances, equities, charges or claims (except as otherwise set forth in the Registration Statement and Prospectus to all properties and assets, which are material to the conduct of their respective businesses and operations as presently conducted. The Company and the Bank have paid, or adequately reserved on their financial statements for the payment of, all material taxes and assessments which should be reserved under proper accounting principles or are due through the date of such financial statements.

         (xv) None of the reports filed by the Company during the past five years pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (xvi) No authorization, approval, consent or license of any government, govern- mental instrumentality or court, domestic or foreign (other than under the 1933 Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Shares.

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         (xvii) The Company and the Bank each own, possess or have
obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor the Bank has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

         (xviii) The Company and the Bank have filed all Federal, state and local income, franchise or other tax returns required to be filed and have made timely payments of all taxes due and payable in respect of such returns and no material deficiency has been asserted with respect thereto by any taxing authority.

         (xix) The Company has filed with the NASD all documents and notices required by the Nasdaq National Market companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

         (xx) The stock purchase agreement dated September 7, 1995 by and among the Company, the Bank and the stockholders of Banyan Bank, a Florida-chartered bank ("Banyan") (the "Banyan Agreement"), was duly and validly authorized, executed and delivered by the Company and the Bank and constitutes a valid and binding obligation of the Company and the Bank enforceable in accordance with its terms; the Company and the Bank had full corporate power and authority to enter into the Banyan Agreement; the acquisition of Banyan was approved by the board of directors of each of the Company and the Bank.

         (xxi) The agreement for purchase of certain assets and assumption of certain liabilities dated October 3, 1995 between the Bank and Century Bank, a Federal Savings Bank ("Century") (the "Century Branch Agreement"), was duly and validly authorized, executed and delivered by the Bank and constitutes a valid and binding obligation of the Bank enforceable in accordance with its terms; the Bank had full corporate power and authority to enter into the Century Branch Agreement; the acquisition of a branch office of Century was approved by the board of directors of each of the Company and the Bank.

         (b) Any certificate signed by any officer of the Company or the Bank and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         Section 2. SALE AND DELIVERY TO THE UNDERWRITER; CLOSING. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase prices per share for the Initial Shares to be agreed upon by the Underwriter and the Company, in accordance with Section 2(b) or 2(c) and set forth in the Price Determination Agreement, the Initial Shares.

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         (b) If the Company has elected not to rely upon Rule 430A, the public offering prices per share for the Initial Shares and the purchase prices per share for the Initial Shares to be paid by the Underwriter shall be agreed upon and set forth in the Price Determination Agreement, dated the date hereof, and an amendment to the Registration Statement containing such per share price information will be filed before the Registration Statement becomes effective.

         (c) If the Company has elected to rely upon Rule 430A, the public offering prices per share for the Initial Shares and the purchase prices per share for the Initial Shares to be paid by the Underwriter shall be agreed upon and set forth in the Price Determination Agreement. In the event that the Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party, except that Sections 7, 8 and 9 shall remain in effect.

         (d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants on option to the Underwriter to purchase up to an additional ______________ shares of Common Stock ("Common Option Shares") and grants an option to the Underwriter to purchase up to an additional ________________ shares of Series C Preferred ("Series C Preferred Option Shares") at the same purchase prices per share as shall be applicable to the Initial Shares. The options hereby granted will expire 30 days after the date upon which the Registration Statement becomes effective or, if the Company has elected to rely upon Rule 430A, the date of the Price Determination Agreement, and may be exercised, in whole or in part (but not more than once), only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Shares upon notice by you to the Company setting forth the number of Common Option Shares and/or Series C Preferred Option Shares as to which the Underwriter is exercising the option(s), and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be later than seven full business days after the exercise of such options, nor in any event prior to the Closing Time.

         (e) Payment of the purchase prices for, and delivery of certificates for, the Initial Shares shall be made at the offices of Ryan, Beck & Co., 80 Main Street, West Orange, New Jersey 07052, or at such other place as shall be agreed upon by the Company and you, at 10:00 A.M. either (i) on the third full business day after the effective date of the Registration Statement or (ii) if the Company has elected to rely on Rule 430A, on the third full business day after execution of the Price Determination Agreement (unless, in either case, postponed pursuant to Section 11), or at such other time not more than ten full business days thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriter, payment of the purchase prices for, and delivery of certificates for, such Option Shares shall be made at the offices


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of Ryan, Beck & Co. set forth above, or at such other place as the Company and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company, against delivery to you for the respective accounts of the Underwriter of certificates for the Shares to be purchased by them.

         (f) Certificates for the Initial Shares and Option Shares to be purchased by the Underwriter shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial Shares and Option Shares will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

         Section 3. CERTAIN COVENANTS OF THE COMPANY. The Company covenants with the Underwriter as follows:

         (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to Section 3(b), will comply with the requirements of Rule 430A and will notify you immediately, and confirm the notice in writing,
(i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares, for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) if the Company has not elected to rely upon Rule 430A, to the Prospectus (including amendments of the documents incorporated by reference into the Prospectus) or (ii) if the Company has elected to rely upon Rule 430A, to either the prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus (including documents incorporated by reference into such prospectus or to the Prospectus), of which you shall not have previously been advised and furnished a copy, or to which you or counsel for the Underwriter shall reasonably object.

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         (c) The Company has furnished or will furnish to you as many signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts as you may reasonably request.

         (d) The Company will deliver to you, without charge, from time to time until the effective date of the Registration Statement (or, if the Company has elected to rely upon Rule 430A, until the time the Price Determination Agreement is executed and delivered), as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to you, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable after the Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as you may reasonably request.

         (e) The Company will comply to the best of its ability with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or emission or to make the Registration Statement or the Prospectus comply with such requirements.

         (f) The Company will take all necessary action, and furnish to whomever you may direct such proper information, as may be lawfully required to qualify the Shares for offering and sale by you or by dealers under the securities or Blue Sky laws of any state or other jurisdictions as you may reasonably designate; provided, however, that in no event shall the Company be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or file any consent for service of process of suits.

         (g) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of


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the 1933 Act Regulations) covering a period of at least 12 months beginning after the effective date of the Registration Statement, but not later than the first day of the Company's fiscal quarter next following such effective date.

         (h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds".

         (i) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

         (j) For a period of five years after the Closing Time, the Company will furnish to you copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

         (k) For a period of 180 days from the date hereof, the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, other than Shares sold to you pursuant to this Agreement.

         (l) The Company will file with Nasdaq and the NASD all documents and notices required by Nasdaq of companies that have issued securities that are traded in the over-the- counter market and quotations for which are reported by the Nasdaq National Market.

         (m) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

         (n) At or prior to the Closing Time, the Company will deliver to the Underwriter agreements (the "Lock-Up Agreements") executed by each of the Company's executive officers, directors and their respective affiliates, that for a 180 day period from the Closing Time, they will not, without your prior consent, sell, contract to sell or grant any option for the sale or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any security convertible into, or exercisable for, shares of Common Stock) owned by them. At or prior to the Closing Time, the Company shall deliver instructions to its transfer agent authorizing it to place stop transfer orders on the Company's ledgers.

         Section 4. PAYMENT OF EXPENSES. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriter, (b) the preparation, printing and distribution of this Agreement (including the Price Determination Agreement), the Shares and the Blue Sky Survey, (c) the issuance and delivery of the Shares to the Underwriter, including any stock transfer taxes payable upon the sale of the Shares to the Underwriter, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Shares under the applicable securities laws in accordance with Section 3(f) and any filing fees for review of the offering with the NASD, (f) fees and disbursements of counsel for the Underwriter (not including fees in connection with the Blue Sky Survey) not to exceed $45,000, (g) legal fees of counsel in connection with the Blue Sky Survey, and (h) your reasonable out-of-pocket expenses, which shall not include legal fees and disbursements.

         If this Agreement is terminated in accordance with the provisions of Sections 5 or 10(a), the Company shall reimburse the Underwriter for all their reasonable out-of-pocket expenses which expenses and disbursements shall not exceed $12,500.

         Section 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. In addition to the execution and delivery of the Price Determination Agreement, the obligations of the Underwriter to purchase and pay for the Shares that they have respectively agreed to purchase pursuant to this Agreement (including any Option Shares as to which the options granted in Section 2 have been exercised and the Date of Delivery determined by you is the same as the Closing Time) are subject to the accuracy of the representations and warranties of the Company contained herein (including those contained in the Price Determination Agreement) or in certificates of any officer of the Company or the Bank delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following further conditions:

         (a) All representations and warranties and other statements of the Company herein are, at and as of the Closing Time, true and correct in all material respects.

         (b) The Company shall have performed all of its covenants and obligations hereunder theretofore to be performed.

         (c) The Registration Statement shall have become effective not later than 5:30 P.M. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing with the approval of the Underwriter; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriter. If the Company has elected to rely upon

Rule 430A, a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (d) Your counsel, Elias, Matz, Tiernan & Herrick L.L.P.,
Washington, D.C., shall have furnished to you such opinion or opinions dated as of the Closing Time regarding such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, Elias, Matz, Tiernan & Herrick L.L.P. may rely as to certain matters on the opinion of Morgan, Lewis & Bockius, Miami, Florida and/or other counsel of the Company acceptable to you.

         (e) Morgan, Lewis & Bockius, special counsel for the
Company, shall have furnished to you its written opinion, dated as of the Closing Time, in form and substance satisfactory to you, substantially to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, and the Bank is a federally-chartered savings bank presently existing and in good standing under the laws of the United States of America, each with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and each is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the location of its properties or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                  (ii) The Company is registered as a thrift holding company under the HOLA. To the best of such counsel's knowledge, the Company and the Bank are in compliance with and conduct their respective businesses in conformity with the HOLA and all other laws and governmental regulations applicable to their respective businesses.

                  (iii) To the best of such counsel's knowledge, each Subsidiary (other than the Bank) has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate power and authority to own its properties and conduct its business and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the location of its properties or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                  (iv) The Company has authorized capital stock as set forth under the heading "Capitalization" in the Prospectus, and all of the outstanding shares of capital stock and warrants of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                  (v) The Shares have been duly and validly authorized for issuance, and, when issued and delivered as contemplated by this Agreement and as described in the Prospectus against payment therefor will be duly and validly issued, fully paid and non- assessable. The Company has all requisite corporate power and authority to issue and sell the Common Stock and Series C Preferred, and, if necessary, the Option Shares in accordance with and upon the terms and conditions set forth in this Agreement.

                  (vi) The shareholders of the Company have no preemptive rights under the Company's Articles of Incorporation, as amended, or otherwise under the laws of the State of Florida, in respect of the Common Stock and Series C Preferred or the Option Shares.

                  (vii) All the outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. To the best of such counsel's knowledge, the Company owns of record all of the outstanding capital stock of the Bank and Data Systems, and the Bank owns of record, directly, or indirectly through its subsidiaries, all of the outstanding capital stock of the other Subsidiaries. To the best of such counsel's knowledge, all of the outstanding capital stock of the other Subsidiaries is owned free and clear of any perfected liens, encumbrances, claims or liabilities.

                  (viii) This Agreement has been duly authorized, executed and delivered by or on behalf of the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability may be limited or affected by (i) applicable bankruptcy, insolvency, rearrangement, moratorium, reorganization, liquidation, conservatorship, or other similar debtor relief laws affecting enforcement of creditors' rights generally; (ii) general principles of equity, regardless of whether such principles are considered in proceedings at law or in equity; and (iii) except as to enforceability of the indemnification and contribution provisions may be affected by applicable Federal securities laws.

                  (ix) The issuance and sale of the Common Stock and Series C Preferred and the Option Shares, if any, being issued at the Time of Delivery, and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein do not conflict with or constitute a breach of any of the terms or provisions of, or constitute a default under (a) any Regulatory Agreements known to such counsel after due inquiry, or (b) any material indenture, mortgage, deed of trust, loan agreement, debt agreement, or other agreement or instrument of the Company or the Bank known to such counsel after reasonable inquiry to which the Company or the Bank is a party or by which the Company or the Bank is bound or to which any of the property or assets of the Company or the Bank is subject or (c) any indenture, mortgage, deed of trust, loan agreement, debt agreement, or other agreement or instrument filed, or required to be filed, as an exhibit to the Registration Statement to which any Subsidiary, other than the Bank, is a party or by which such Subsidiary is bound or to which any of the property or assets of such Subsidiary is subject; and in case of (a),
(b) or (c), which (y) the violation or default under or breach of would have a material adverse effect upon the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (z) reasonably would be expected to prohibit the issuance and sale of the Shares; nor does such action violate the provisions of the Articles of Incorporation, as amended, or the Bylaws of the Company or the Charter, bylaws or similar governing document of any Subsidiary or any applicable Federal or state statute, rule or regulation or, to the best of such counsel's knowledge, any order of any court, Bank Regulatory Agency or other governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties.

                  (x) No consent, approval, authorization or other order of, or notice to or filing with, any Bank Regulatory Agency, or other federal or state or self-regulatory body, administrative agency or governmental body is required on the part of the Company for the valid issuance and sale, as the case may be, of the Shares, or the consummation by the Company of the other transactions contemplated by this Agreement, except for such consents, approvals, authorizations, or other orders, notices or filings as theretofore have been obtained or made, or as may be required under the 1933 Act.

                  (xi) The Registration Statement was declared effective under the 1933 Act on or prior to the date of this Agreement, and, to the best knowledge of such counsel, no stop order suspending or purporting to suspend the effectiveness of the Registration Statement or the sale of the Common Stock or Series C Preferred or the Option Shares has been issued by the Commission, and to the best knowledge of such counsel, no proceedings for that purpose have been instituted or are pending before or threatened by the Commission under the 1933 Act.

                  (xii) At such time as the Registration Statement became effective under the 1933 Act, the Registration Statement (except for the financial statements and other statistical and financial data included therein as to which such counsel need express no opinion) and the Prospectus (except for the financial statements and other statistical and financial data included therein as to which such counsel need express no opinion) and each amendment thereof or supplement thereto (as of the respective times they became effective), complied as to form in all material respects with the requirements of the 1933 Act.

                  (xiii) The statements in the Prospectus under the captions "Regulatory Matters," and "Description of Securities" to the extent such statements constitute summaries of matters of law are, in all material respects, accurate summaries of the matters set forth therein.

                  (xiv) The eligibility requirements for the use by the Company of Form S-1, as set forth in the General
Instructions thereto, have been satisfied.

                  (xv) The Banyan Agreement was duly and validly authorized, executed, and delivered by the Company and the Bank and constitutes the valid and binding obligations of the Company and the Bank in accordance with its terms; the Company and the Bank had full corporate power and authority to enter into the Banyan Agreement.

                  (xvi) The Century Branch Agreement was duly and validly authorized, executed and delivered by the Bank and constitutes a valid and binding obligation of the Bank enforceable in accordance with its terms; the Bank had full corporate power and authority to enter into the Century Branch Agreement.

         Such opinion shall also include the following language: "During the course of our representation of the Company, including our involvement in the preparation of the Registration Statement and the Prospectus, we participated in conferences with officers and other representatives of the Company and the Bank and its independent auditors and in some cases with the representatives of the Underwriter and its counsel, at which conferences the contents of the foregoing documents and related matters were discussed. Nothing has come to our attention that would lead us to believe (i) that the Registration Statement (or any post-effective amendment thereto) at the time that it became effective contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) that the Prospectus, at the time the Registration Statement containing the Prospectus became effective (or any amendment or supplement to the Prospectus, at the time the post-effective amendment to the Registration Statement containing such amendment or supplement became effective) and at the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading."

         In rendering such opinion, such counsel may rely (without independent verification) (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel (providing that such counsel states that it and the Agent are justified in relying upon such specified opinion or opinions), and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Bank and public officials. Such opinion shall be governed by the Legal Opinion Accord of the American Bar Association Section of Business Law (1991).

         (f) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and in all material respects shall conform to the requirements of the 1933 Act, the Company shall have complied in all material respects with

Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

         (g) At the time this Agreement is executed by the Company, you shall have received from Ernst & Young, LLP a letter, dated such date, in form and substance satisfactory to you, confirming that they are independent accountants with respect to the Company within the meaning of the 1933 Act, and stating in effect that:

                  (i) in their opinion, the audited consolidated financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the applicable published rules and regulations thereunder;

                  (ii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, INTERIM FINANCIAL INFORMATION, including a reading of the unaudited interim consolidated financial statements of the Company for the three-month period ended June 30, 1995 and June 30, 1994, a reading of the minutes of all meetings of the stockholders of the Company and the Bank, of the Board of Directors of the Company and the Bank of the Audit and Executive Committees of the Bank's Board of Directors since January 1, 1995, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           a.       the unaudited interim consolidated financial
statements are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Prospectus, except for changes in accounting principles noted in the audit report or such audited financial statements included in the Prospectus;

                           b.       the unaudited interim consolidated financial
statements do not comply as to form in any material respects with the applicable accounting requirements of the 1933 Act;

                           c.       at a specified date not more than three days
prior to the date of this Agreement, there was any increase in notes payable, advances from the Federal Home Loan Bank, real estate owned, or allowance for loan losses of the Company and its consolidated subsidiaries or any decrease in total assets, total deposits or stockholders' equity of the Company and its consolidated subsidiaries or any increase in the Common Stock of the Company and its consolidated subsidiaries, in each case as compared with amounts shown in the financial statements at or for periods ending June 30, 1995 included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                           d.       for the period from July 1, 1995 to a
specified date not more than three days prior to the date of this Agreement, there was any decrease in net interest income, non-interest income or net income or the total or fully diluted per share amounts of net income or any increase in each case as compared with the comparable length ended June 30, 1995, except in all cases for changes, increases or decreased which the Registration Statement discloses have occurred or may occur; and

                  (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (including the Summary Financial Information) (having compared such items with, and statement of the Company or general accounting records of the Company, as applicable, which are subject to the Company's internal accounting controls or other data and schedules prepared by the Company from such records).

                  (iv) on the basis of a review of schedules provided to them by the Company, nothing came to their attention that caused them to believe that the pro forma information, set forth in the Prospectus, had not been correctly calculated on the basis described therein.

         (h) At the Closing Time, you shall have received from Ernst &
Young, LLP a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(g), except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

         (i) Subsequent to the date hereof there shall not have occurred any of the following: (i) the existence of material adverse market conditions that might render the sale of Common Stock and Series C Preferred inadvisable; or (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange, NASDAQ, or the National Market System; or (iii) a general moratorium on commercial banking activities in New York, New Jersey or Florida declared by either Federal or New York, New Jersey or Florida authorities; or (iv) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; the effect of which, in any such case described in clauses (i) through (iv), in your reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Common Stock and Series C Preferred and, if necessary, the Option Shares, being issued at the Time of Delivery on the terms and in the manner contemplated in the Prospectus.

         (j) At the Closing Time, counsel for the Underwriter shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in
Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Time of Delivery in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriter.

         (l) All action necessary for the Shares to be quoted on the Nasdaq National Market, when issued, has been taken, subject only to notice of issuance to the NASD, if necessary.

         (m) At the Closing Time, you shall have received the executed Lock-Up Agreements required to be delivered pursuant to Section 3(n) of this Agreement.

         (n) Between the date of this Agreement and the Closing Time, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act and (ii) no such organization shall have given any notice of any intended or potential downgrading or of any surveillance or review, with possible negative implications, of its rating of any of the Company's debt securities or preferred stock.

         If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

         Section 6. CONDITIONS TO PURCHASE OF OPTION SHARES. In the event that the Underwriter exercises its options granted in Section 2 hereof to purchase all or any of the Option Shares and the Date of Delivery determined by you pursuant to Section 2 hereof is later than the Closing Time, the obligations of the Underwriter to purchase and pay for the Option Shares that they shall have agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder and to the following further conditions:

         (a) The Registration Statement shall remain effective at the Date of Delivery, and, at the Date of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriter.

         (b) At the Date of Delivery, the provisions of Sections 5(f)(i) through 5(f)(v) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, you shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Date of Delivery, to such effect.

         (c) At the Date of Delivery, you shall have received the favorable opinion of Morgan, Lewis & Bockius, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated as of the Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(e).

         (d) At the Date of Delivery, you shall have received the favorable opinion of Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Underwriter, dated as of the Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(d).

         (e) At the Date of Delivery, you shall have received a letter from Ernst & Young, LLP, in form and substance satisfactory to you and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(g), except that the specified date referred to shall be a date not more than five days prior to the Date of Delivery.

         (f) At the Date of Delivery, counsel for the Underwriter shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Option Shares as contemplated in this Agreement and the matters referred to in Section 6(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Date of Delivery in connection with the authorization, issuance and sale of the Option Shares as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriter.

         Section 7. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and any officer, director, employee and agent of the Underwriter as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of or based on an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, and all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or similar statements or omissions in or from other information furnished by or on behalf of the Company to the Underwriter or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or similar statements or omissions in or from other information furnished by or on behalf of the Company to the Underwriter;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) subject to paragraph 7(c) below, against any and all expense whatso- ever, as incurred (including fees and disbursements of the Underwriter's counsel and hourly charges of your directors, officers and employees at your normal billing rates and the disbursements of the Underwriter, and such person's reasonable travel and other out-of-pocket expenses), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above: PROVIDED, HOWEVER, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares (or any person controlling such Underwriter) if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, provided that the Company delivered the Prospectus (as so amended or supplemented) to the Underwriter on a timely basis to permit such delivery.

         (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for any fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for settlement effected without its prior consent.

         Section 8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Underwriter, as incurred in such proportions that (a) the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and (b) the Company is responsible for the balance; PROVIDED, HOWEVER, that (i) in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 1 l(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For, purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

         Section 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or the Underwriter or controlling person and will survive delivery of and payment for the Shares.

         Section 10. TERMINATION OF AGREEMENT. (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended by the Commission or the NASD, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD or any other governmental authority with appropriate jurisdiction over such matters, or (iv) if a banking moratorium has been declared by either federal, Florida or New York authorities.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

         (c) This Agreement may also terminate pursuant to the provisions of Section 2, with the effect stated in such Section.

         Section 11. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication.

If to the Underwriter:     Ryan, Beck & Co.
                           80 Main Street
                           West Orange, New Jersey 07052
                           Attention:  Ben Plotkin, Executive Vice President

with a copy to:            Raymond A. Tiernan, Esq.
                           Elias, Matz, Tiernan & Herrick L.L.P.
                           734 15th Street N.W.
                           Washington, D.C.  20005

If to the Company:         Republic Security Financial Corporation
                           4400 Congress Avenue
                           West Palm Beach, Florida 33407
                           Attention: Rudy Schupp, Chairman, President
                            and Chief Executive Officer

with a copy to:            John S. Fletcher, Esq.
                           Morgan, Lewis & Bockius
                           5300 First Union Financial Center
                           200 South Biscayne Boulevard
                           Miami, Florida 33131

         Section 12. PARTIES. This Agreement herein set forth is made solely for the benefit of the Underwriter, the Company and, to the extent expressed, any person controlling the Company or of the Underwriter, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 11, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter of the Shares. All of the obligations of the Underwriter hereunder are several and not joint.

         Section 13. ARBITRATION. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in West Orange, New Jersey before one or three arbitrators, each of whom shall be knowledgeable in the field of securities law and investment banking. Such arbitration shall otherwise be conducted in accordance with the rules then obtaining of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding, and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject to the award or decision of any such arbitrator to appeal or review in any court of law or in equity or in any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such arbitrator may be enforced in any court having jurisdiction thereof.

         Section 14. GOVERNING LAW AND TIME. This Agreement shall be governed by the laws of the State of New Jersey. Specified times of the day refer to Eastern Time.

         Section 15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                               Very truly yours,

                               REPUBLIC SECURITY FINANCIAL CORPORATION

                               By:
                               ------------------------------------
                               Rudy E. Schupp
                               Chairman, President and Chief Executive Officer

Confirmed and accepted as of
the date first above written:

RYAN, BECK & CO.

By:
   ----------------------------
   Name and Title:

                                                                      EXHIBIT A

                     REPUBLIC SECURITY FINANCIAL CORPORATION
                             (a Florida corporation)

                        _________ SHARES OF COMMON STOCK
    ________ SHARES OF ___% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES C

                          PRICE DETERMINATION AGREEMENT

                                                               October __, 1995

RYAN, BECK & CO.
80 Main Street
West Orange, New Jersey 07052

Dear Sirs:

         Reference is made to the Underwriting Agreement dated October __ 1995 (the "Underwriting Agreement") among Republic Security Financial Corporation (the "Company") and Ryan, Beck & Co. (the "Underwriter"). The Underwriting Agreement provides for the purchase by the Underwriter from the Company, subject to the terms and conditions set forth therein, of an aggregate of ______________ shares of the Company's Common Stock, $.01 par value and _________________ shares of the Company's ____% Cumulative Convertible Preferred Stock, Series C (the "Initial Shares"). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

         Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with the Underwriter as follows:

         1. The public offering price per share for the Initial Shares of Common Stock and the Series C Preferred shall be $_______________ and $_____________, respectively.

         2. The purchase price per share for the Initial Shares of Common Stock and Series C Preferred to be paid by the Underwriter shall be $__________ and $________, respectively, representing an amount equal to the initial public offering price set forth above, less $_____ per share and $_______ per share, respectively .

         The Company represents and warrants to the Underwriter that the representations and warranties of the Company set forth in Section l(a) of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

         This Agreement shall be governed by the laws of the State of New
Jersey.

         If the foregoing is in accordance with your understanding of the agreement between the Underwriter and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriter and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                       Very truly yours,

                                       REPUBLIC SECURITY FINANCIAL CORPORATION

                                       By:
                                          ------------------------------------
                                          Name and Title:

Confirmed and accepted as of
the date first above written:

RYAN, BECK & CO.

By:
    ------------------------------
    Name and Title:

                                                                      EXHIBIT B

                     REPUBLIC SECURITY FINANCIAL CORPORATION
                             (a Florida corporation)

                        _________ SHARES OF COMMON STOCK
    ________ SHARES OF ___% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES C

                            SELECTED DEALER AGREEMENT

                                                      ___________________, 1995

Gentlemen:

         Republic Security Financial Corporation, a Florida corporation (the "Company") is offering for sale to the public _______ shares, subject to an adjustment up to ________shares, of common stock, par value $.01 per share ("Common Stock"), and _______ shares, subject to an adjustment up to ________shares, of __% Cumulative Convertible Preferred Stock, Series C ("Series C Preferred")(together, the "Shares"), which Ryan, Beck & Co., Inc. as underwriter (the "Underwriter"), has agreed to purchase from the Company. The purchase is subject to the terms of an agreement between the Underwriter and the Company (the "Underwriting Agreement"). The Shares are more fully described in the enclosed Prospectus.

         1. The Underwriter is offering, subject to the terms and conditions stated herein and in the Underwriting Agreement, a portion of the Common Stock and Series C Preferred to certain dealers (the "Selling Group") as principals, subject to modification or cancellation of the offering without notice, at the initial public offering prices per share of Common Stock and Series C Preferred as hereinafter set forth and on the cover page of the Prospectus (the "Authorized Public Offering Prices") less concessions (the "Selling Concessions"). The Authorized Public Offering Prices may be changed at any time or from time to time in our discretion without notice.

Authorized Public Offering Prices:    $________ per share of Common Stock

                                      $10.00 per share of Series C Preferred

Dealer's Selling Concession:          $________ per share of Common Stock,
                                      payable or allowable as set forth below.

                                      $________ per share of Series C Preferred, payable or allowable as set forth below.

Reallowances:                         You may reallow not in excess of
                                      $______  per  share of  Common
                                      Stock and $_______ per share of
                                      Series C Preferred as a Selling
                                      Concession  to dealers who are
                                      members in good standing of the
                                      National  Association of
                                      Securities Dealers, Inc.  (the
                                      "NASD").

Delivery and Payment:                 Payment for the Shares sold to
                                      you hereunder is to be made on
                                      ___________, 1995, or such other
                                      date as we advise you and in
                                      such manner as we advice you,
                                      against delivery of the Shares,
                                      which shall be paid for in full
                                      at the applicable Authorized
                                      Public Offering Prices or, if we
                                      so advise you, at such price
                                      less the applicable Selling
                                      Concession.  If  payment is at
                                      the  applicable  Authorized  Public
                                      Offering  Prices,  the  applicable
                                      Selling Concession will be paid
                                      to you upon termination of this
                                      Agreement.

Termination                           This Agreement will terminate 30
                                      days from its date unless sooner
                                      terminated or extended by us.

         2. Members of the Selling Group may immediately offer Shares for sale and take orders therefor at the Authorized Public Offering Prices, subject to confirmation and allotment by us. We, in turn, are prepared to receive orders subject to confirmation and allotment by us. We reserve the right to reject any order in whole or in part or to allot less than the number of Shares applied for. Orders transmitted by telephone should be confirmed by letter or facsimile transmission.

         3. By becoming a member of the Selling Group, you agree (a) to take and pay for Shares allotted and confirmed to you, (b) not to use any such Shares to reduce or cover any short position you may have, (c) to comply with Sections 8, 24 and 36 of Article III of the NASD Rules of Fair Practice, and (d) upon our request, to advise us of the number of Shares purchased by you hereunder remaining unsold by you and to resell to us any and all such unsold Shares at the prices stated above, less all of such part of the concession allowed you as we may determine.

          4. It is assumed that the Shares sold by you will be effectively placed for investment. If we purchase in the open market, for our own account, shares sold to you and not effectively placed for investment, we may not allow you the dealer's concession on the

Shares so purchased or, if such concession has theretofore been allowed you, you agree to pay it to us on demand.

         5. You hereby consent that we, for our own account as Underwriter, in our discretion, may make purchases and sales of the Shares. You further agree that until termination of this Agreement, you will not make purchases or sales of any Shares except (a) pursuant to this Agreement, (b) purchases authorized by us, or (c) in the ordinary course of business as broker or agent for a customer pursuant to an unsolicited order.

         6. Additional copies of the Prospectus will be supplied to you in reasonable quantity upon request.

         7. It is possible that public advertisement of this issue of Shares will be made on or about the date hereof. After the date of appearance of such advertisement, but not before, you are free to advertise over your own name and at your own expense and risk.

         8. The Shares are offered by us for delivery when, as, and if sold and accepted by the Underwriter and subject to this terms stated herein and in the Prospectus, to our right to vary the concession and terms of the offering as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

         9. You represent that you are a member in good standing of the NASD or, if a foreign dealer, that you will conform to the Rules and Fair Practice of the NASD, in making sales in the United States. You represent that you will comply with the "Free-Riding and Withholding" interpretation of the Board of Governors of the NASD. You are not authorized to give any information or make any representations other than as contained in the Prospectus, or to act as agent for us. Nothing will constitute the Selling Group as an association or other separate entity or partner with us, or with dealers in the Selling Group, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability to you, except for obligations expressly assumed in this Agreement and any liabilities under the Securities Act of 1933, as amended. No obligations on our part will be implied or inferred herefrom.

         10. We shall not have any responsibility with respect to the right of any dealer to sell the Shares in any jurisdiction, notwithstanding any information that we may furnish in that connection. Upon application to us, you will be informed as to the states in which we have bene advised by counsel that the Shares have been qualified for sales or are exempt under the respective Blue Sky or securities laws of such states. You agree that you will not offer or sell such Shares in violation of any applicable law including, but not limited to, the Blue Sky or securities laws of any state or jurisdiction in which such Shares are offered or sold by you.

         11. This Agreement will be governed and construed in accordance with the laws of the State of ____________.

  If you desire to become a member of the Selling Group, please advise us to that effect immediately by facsimile transmission (201) 325-7201, attention _______________) and sign and return the enclosed copy of this letter to Ryan, Beck & Co., Inc., 80 Main Street, West Orange, New Jersey 07052.

                           Very truly yours,

                           RYAN, BECK & CO., INC.

                           By:
                               ----------------------------------
                               Name
                               Title

Confirmed as of the above date:

-------------------------------
(Firm Name)

--------------------------------
(Street Address)

--------------------------------
(City, State and Zip Code)

By:
   -----------------------------

--------------------------------
(Title)